Richard M. Heimann (State Bar No. 063607)
Joy A. Kruse (State Bar No. 142799)
Nancy Chung (State Bar No. 225584)
Mikaela Bernstein (State Bar No. 261301)
LIEFF, CABRASER, HEIMANN &
BERNSTEIN, LLP
275 Battery Street, 29th Floor
San Francisco, CA 94111-3339
Telephone: (415) 956-1000
Facsimile: (415) 956-1008
Email: rheimann@lchb.com
Email: jakruse@lchb.com
Email: nchung@lchb.com
Email: mbernstein@lchb.com
Lead Federal Derivative Plaintiffs’ Counsel
[Additional Counsel Listed on Signature Page]

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
WESTERN DIVISION

IN RE BROADCOM CORPORATION DERIVATIVE LITIGATION	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Master File No. CV06-3252 R (CWx) STIPULATION AND AGREEMENT OF PARTIAL SETTLEMENT

I.

INTRODUCTION

This Stipulation and Agreement of Partial Settlement (the “Stipulation”), dated August 20, 2009, is made and entered into pursuant to Rule 23.1 of the Federal Rules of Civil Procedure. The Stipulation contains the terms of a settlement (the “Settlement”) among: (i) the Settling Defendants (as defined below in ¶ V.A.(17)); (ii) nominal defendant Broadcom Corporation (“Broadcom” or the “Company”); and (iii) the Federal Derivative Plaintiffs (as defined below in ¶ V.A.(4)), derivatively and on behalf of Broadcom, in connection with In re Broadcom Corporation Derivative Litigation, Case No. CV-06-3252-R (CWx) currently pending in this Court (the “Federal Derivative Action”).

The Stipulation is intended by the Federal Derivative Plaintiffs, the Settling Defendants and Broadcom to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below in ¶ V.A.(15)) upon and subject to the terms and conditions hereof and subject to the approval of this Court.

II.	THE DERIVATIVE ACTIONS AND THE SPECIAL LITIGATION COMMITTEE

A.	The Consolidated Federal Derivative Action

On and after May 25, 2006, L A Murphy, Yen Shei and Alfred Ronconi filed three derivative actions in the Central District of California: Murphy v. McGregor, et. al., Case No. CV-06-3252-R (May 25, 2006); Shei v. McGregor et. al., Case No. CV-06-0663-R (July 17, 2006); and Ronconi v. Dull, et. al., Case No. CV-06-0771-R (August 18, 2006). On June 23, 2006, an action initially filed in Orange County Superior Court was removed to this Court and was captioned Jin, et. al. v. Broadcom, et. al., Case No. CV-06-0573-R. By an order dated August 16, 2006, this Court consolidated Murphy and Shei under the caption In re Broadcom Corporation Derivative Litigation, Master File No. CV-06-3252-R (CWx). On August 18, 2006, plaintiffs filed a Consolidated Amended Derivative Complaint. By an order dated October 16, 2006, the Court consolidated Jin and Ronconi with In re Broadcom Corporation Derivative Litigation, Master File CV-06-3252-R (CWx), and appointed Richard M. Heimann of Lieff, Cabraser, Heimann & Bernstein, LLP to serve as lead counsel (“Lead Federal Derivative Plaintiffs’ Counsel”). On November 3, 2006, plaintiffs filed their Consolidated Amended Derivative Complaint (the “Amended Complaint”).

The Amended Complaint names Broadcom as a nominal defendant, and asserts claims against certain of the Individual Defendants (as defined below in ¶ V.A.(6)) for alleged violations of Sections 10(b), 14(a), and 20(a) of the Securities Exchange Act of 1934, breaches of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, rescission, constructive fraud, insider trading, violations of California Corporations Code §§ 25402 and 25403, and an accounting and constructive trust. The Amended Complaint alleges, among other things, that the named Individual Defendants intentionally manipulated certain of Broadcom’s stock option grant dates between 1997 and May 2003 in order to enrich themselves at the expense of Broadcom and Broadcom shareholders. The Amended Complaint further alleges that the claimed manipulation of grant dates caused Broadcom to issue false and misleading statements with the SEC, as more fully set forth therein. The Amended Complaint further alleges that the named Individual Defendants’ conduct caused Broadcom to expend significant sums of money, including but not limited to, legal fees and expenses in connection with internal investigations and lawsuits, and seeks damages to compensate Broadcom for those expenditures.

B.	The State Derivative Actions

On June 23, 2006, Pirelli Armstrong Tire Corporation Retiree Medical Benefits Trust filed a putative derivative action, purportedly on behalf of Broadcom, against certain of the Individual Defendants in Orange County Superior Court. On July 18, 2006, Andrew Servais filed a substantially-similar putative derivative complaint, again purportedly on behalf of Broadcom, against the same Individual Defendants named in Pirelli. The state court consolidated the two cases on August 11, 2006, and the state court plaintiffs filed a Consolidated Complaint on September 18, 2006, naming all of the Individual Defendants. On January 8, 2007, the state court entered an order staying prosecution of the State Derivative Action (as defined below in ¶ V.A.(20)).

C.	The Special Litigation Committee

In May 2007, Broadcom’s Board of Directors established a special litigation committee (“SLC”) to decide what course of action Broadcom should pursue in respect of the claims asserted in this Federal Derivative Action and the State Derivative Action. The SLC retained counsel to assist it.

III.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged by the plaintiffs in the Federal Derivative Action. The Settling Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them or any of them arising out of, based upon or related to any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Federal Derivative Action. The Settling Defendants also have denied and continue to deny, inter alia: (i) that they violated the federal securities laws, violated state law, or breached their fiduciary duties; (ii) the allegations that Broadcom has suffered damage; (iii) that the price of Broadcom securities was artificially inflated by reason of alleged misrepresentations, non-disclosures or otherwise; (iv) that Broadcom was harmed by any of the conduct alleged in the Federal Derivative Action; and (v) that a majority of the Board of Broadcom was not independent and disinterested during the relevant period.

Nonetheless, Broadcom, through its SLC, has concluded that further conduct of the Federal Derivative Action against the Settling Defendants would be protracted, expensive, and distracting to Broadcom and its management, and that entry of the Settlement of the Federal Derivative Action on the terms and conditions set forth in this Stipulation, including dismissal of the Federal Derivative Action with prejudice as to the Settling Defendants, is desirable. The Settling Defendants also have concluded that further conduct of the Federal Derivative Action would be protracted and expensive for them, and that entry of the Settlement of the Federal Derivative Action on the terms and conditions set forth in this Stipulation is desirable. The Settling Defendants and Broadcom also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Federal Derivative Action. The Settling Defendants and Broadcom have, therefore, determined that it is desirable that the claims asserted in the Federal Derivative Action against the Settling Defendants be settled in the manner and upon the terms and conditions set forth in this Stipulation.

Neither this Stipulation nor any document or Exhibit referred to herein nor any action taken to carry out this Stipulation is, may be construed as, or may be used as an admission by or against the Settling Defendants or Broadcom, or any of them, of any fault, wrongdoing or liability whatsoever. Entering into or carrying out this Stipulation (or the Exhibits hereto) and any negotiations or proceedings related thereto shall not in any event be construed as, or be deemed to be evidence of, an admission or concession with regard to the claims alleged in the Federal Derivative Action or contrary to the denials or defenses of Settling Defendants or Broadcom, and it is the intention of the Settling Parties (as defined below in ¶ V.A.(18)) that the Settlement shall not be offered or admitted into evidence, or used, in any action or proceeding in any court, administrative agency (including the Securities and Exchange Commission or the Department of Justice) or other tribunal for any purpose whatsoever other than to enforce the provisions of this Stipulation (and the Exhibits hereto) or the provisions of any related agreement or release; except that this Stipulation may be filed or used in the Federal Derivative Action, the State Derivative Action or related matters as evidence of the Settlement and its terms, or in any subsequent action against or by the Released Persons to support a defense of res judicata, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

IV.	CLAIMS OF THE FEDERAL DERIVATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT

The Federal Derivative Plaintiffs believe that the claims asserted in the Federal Derivative Action have merit. However, Lead Federal Derivative Plaintiffs’ Counsel (as defined below in ¶ V.A.(10)) recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Federal Derivative Action against the Settling Defendants through trial and appeal. Lead Federal Derivative Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Federal Derivative Action, as well as the difficulties and delays inherent in such litigation. Lead Federal Derivative Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the violations asserted in the Federal Derivative Action against the Settling Defendants. Lead Federal Derivative Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation confers substantial benefits upon, and is in the best interests of, Broadcom, its shareholders, and the Federal Derivative Plaintiffs. The Settling Parties further agree that there is no just reason for delay of entry of a final judgment as to the Settling Defendants.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Federal Derivative Plaintiffs, derivatively on behalf of Broadcom, the Settling Defendants, by and through their respective counsel or attorneys of record, and Broadcom as the nominal defendant and by and through its Special Litigation Committee, that, subject to the approval of the Court, the Released Claims shall be finally and fully compromised, settled and released, and the Federal Derivative Action shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows.

A.	Definitions

As used in this Stipulation the following terms have the meanings specified below:

(1) “Class Action” means the consolidated lawsuit captioned In re Broadcom Corporation Class Action Litigation, Lead Case No. CV-06-5036-R (CWx), pending in this Court.

(2) “Effective Date” means the first date by which all of the events and conditions specified in ¶ V.E.(1) of the Stipulation have been met and have occurred.

(3) “Federal Derivative Action” means the consolidated federal derivative actions known as In re Broadcom Corporation Derivative Litigation, Master File No. CV-06-3252-R (CWx), pending in this Court.

(4) “Federal Derivative Plaintiffs” means L A Murphy, Gordon Postlmayr, Alfred Ronconi, and Yen Shei.

(5) “Final” means: (a) the date of final affirmance on an appeal of the Judgment (as defined below), the expiration of the time for a petition for or a denial of a writ of certiorari to review the Judgment and, if certiorari is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on certiorari to review the Judgment; or (c) if no appeal is filed, the expiration date of the applicable time for the filing or noticing of any appeal from the Judgment.

(6) “Individual Defendants” means Martin Colombatto, David A. Dull, Myron S. Eichen and/or his estate, George L. Farinsky, Aurelio E. Fernandez, Maureen Grzelakowski, Nancy Handel, Bruce E. Kiddoo, Timothy Lindenfelser, John E. Major, Vahid Manian, Scott A. McGregor, Henry T. Nicholas III, Scott J. Poteracki, Alan E. Ross, William J. Ruehle, Henry Samueli, Robert E. Switz and Werner F. Wolfen.

(7) “Insurance Agreement” means the Settlement Agreement and Mutual Release by and between the Released Persons and the Insurers dated as of August 20, 2009, attached hereto as Exhibit E.

(8) “Insurers” means National Union Fire Insurance Co. of Pittsburgh, PA., Twin City Fire Insurance Company, XL Specialty Insurance Company, Axis Reinsurance Company, Continental Casualty Company, XL Insurance (Bermuda) Ltd., Arch Insurance Company, Starr Excess Liability Insurance International Ltd., Federal Insurance Company, Allied World Assurance Company, and Great American Insurance Company.

(9) “Judgment” means the final judgment to be rendered by the Court in the Federal Derivative Action, substantially in the form attached hereto as Exhibit B.

(10) “Lead Federal Derivative Plaintiffs’ Counsel” means Richard M. Heimann, Lieff, Cabraser, Heimann & Bernstein, LLP, 275 Battery Street, 29th Floor, San Francisco, CA, 94111.

(11) “Nominal Defendant” means Broadcom Corporation, including its Board of Directors and any committee thereof.

(12) “Non-Settling Defendants” means Henry T. Nicholas III, William J. Ruehle and Henry Samueli.

(13) “Person” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

(14) “Related Parties” means any Settling Defendant’s or Settling State Defendant’s or Nominal Defendant’s past or present directors, officers, employees, partners, agents, attorneys, personal or legal representatives, consultants, experts, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, general or limited partners or partnerships, limited liability companies, spouses, heirs, executors, estates, administrators, related or affiliated entities, any entity in which any Settling Defendant, Settling State Defendant or Nominal Defendant has a controlling interest, any members of any Settling Defendant’s or Settling State Defendant’s immediate family, any trust of which any Settling Defendant, Settling State Defendant or Nominal Defendant is the settlor or which is for the benefit of any Settling Defendant’s or Settling State Defendant’s family, and all officers, directors and employees of Broadcom’s current and former subsidiaries. Notwithstanding any of the foregoing, “Related Parties” does not include any of the Non-Settling Defendants, Nancy Tullos or Ernst & Young LLP.

(15) “Released Claims” means any and all claims, debts, demands, rights or causes of action or liabilities (including, but not limited to, any claims for negligence, gross negligence, recklessness, intentional conduct, damages, interest, and any other costs, expenses or liability), without regard to the subsequent discovery or existence of such different or additional facts, including both known claims and Unknown Claims (as defined below in ¶ V.A.(22)) whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, suspected or unsuspected, whether or not concealed or hidden, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured: (i) that have been asserted in either the Federal Derivative Action or the State Derivative Action by any of the plaintiffs in those actions, or any of their attorneys, against any of the Released Persons; or (ii) that could have been, or in the future could be, asserted in the Federal Derivative Action or the State Derivative Action against any of the Released Persons arising out of, based upon or related to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in any of the complaints filed in the Federal Derivative Action or the State Derivative Action. “Released Claims” does not include (i) any claims against any Released Person arising out of, based upon or related to Broadcom’s indemnification or advancement of fees or expenses incurred after the date the Court makes its final determination that the Settlement should be approved and dismisses the Federal Derivative Action with prejudice as against the Settling Defendants; (ii) any direct claims asserted in the Class Action; (iii) any claims against Ernst & Young LLP; or (iv) any claims against any of the Non-Settling Defendants or Nancy Tullos.

(16) “Released Persons” means the Settling Defendants, the Settling State Defendants, the Nominal Defendant and the Related Parties.

(17) “Settling Defendants” means David A. Dull, George L. Farinsky, Aurelio E. Fernandez, Bruce E. Kiddoo, John E. Major, Scott A. McGregor, Scott J. Poteracki, Alan E. Ross, Robert E. Switz and Werner F. Wolfen.

(18) “Settling Parties” means, collectively, each of the Settling Defendants, the Federal Derivative Plaintiffs and the Nominal Defendant.

(19) “Settling State Defendants” means Martin Colombatto, Myron S. Eichen and/or his estate, Maureen Grzelakowski, Nancy Handel, Timothy Lindenfelser and Vahid Manian.

(20) “State Derivative Action” means the consolidated state actions known as In re Broadcom Corp. Derivative Litigation, Lead Case No. 06CC00124, pending in the Superior Court of the State of California, County of Orange, before the Honorable Ronald L. Bauer, together with any other derivative lawsuit filed in state court arising out of, based upon or related to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in any of the claims in the Federal Derivative Action.

(21) “Stipulation” means this Stipulation and Agreement of Partial Settlement dated August 20, 2009.

(22) “Unknown Claims” means any Released Claims which the Settling Parties and their Related Parties, the Released Persons and their Related Parties, or each of the current Broadcom shareholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons and the Related Parties which, if known by him, her or it, might have affected his, her or its settlement with, and release of the Released Persons or the Related Parties or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, and although the Settlement provides for a specific release of the Settling Defendants, the Settling Parties stipulate and agree that, upon the Court’s entry of the Judgment, the Settling Parties and the Related Parties and each of the current Broadcom shareholders shall be deemed to have, and by operation of the Judgment shall have, waived the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties and the Related Parties shall be deemed to have, and by operation of the Judgment shall have, waived any and all provisions, rights and benefits conferred by any law of any jurisdiction, state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. The Settling Parties and the Related Parties may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the Released Claims but the Settling Parties and the Related Parties upon the Court’s entry of the Judgment, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties and the Related Parties shall be deemed by operation of the Judgment to have acknowledged that the foregoing waivers were separately bargained for and are key elements of the Settlement of which this release is a part.

B.	Settlement Terms

Broadcom and the Settling Defendants acknowledge and agree that the Federal Derivative Action filed by the Federal Derivative Plaintiffs was a material factor in obtaining the following relief, and Broadcom and the SLC acknowledge and agree that the following relief confers a substantial benefit to Broadcom and its shareholders:

(1) Payment to Broadcom

Broadcom will receive payments totaling $118,000,000 (the “Settlement Amount”). Each of the Released Persons is an insured under Broadcom’s directors and officers liability insurance policies having a policy period of September 15, 2005 to September 15, 2006. As part of the consideration for this Settlement, and as set forth more fully in the Insurance Agreement, the Released Persons relinquish their rights under the policies and agree that Broadcom will receive from the Insurers reimbursements ultimately totaling $118,000,000 pursuant to the terms of the Insurance Agreement.1 Payments from the Insurers pursuant to the Insurance Agreement shall be made into the Settlement Fund, which shall be governed by the Escrow Agreement attached hereto as Exhibit F. As set forth more fully in the Escrow Agreement and the Insurance Agreement, the Settlement Fund shall be created within thirty (30) calendar days after preliminary approval of this Stipulation by the Court, and shall be disbursed upon this Court’s final approval of this Stipulation (notwithstanding any appeals or potential appeals), as ordered by this Court.

(2) Compromise of Insurance Disputes

As set forth more fully in the Insurance Agreement and subject to its terms, (a) the Released Persons and the Insurers will exchange releases relating to various claims and Broadcom’s directors and officers liability insurance policies; (b) the Non-Settling Defendants shall retain all rights as against the Insurers under Broadcom’s directors and officers liability insurance policies, and the Insurers reserve all of their rights as against the Non-Settling Defendants; and (c) Broadcom shall indemnify the Insurers for claims brought against them by the Non-Settling Defendants.

(3)	Other Consideration: Repricing and Cancellation of Stock Options

(a) Settling Defendant David A. Dull voluntarily agreed to repricing of certain outstanding stock options, for a forfeiture valued at approximately $252,652.37.

(b) Broadcom repriced and terminated all outstanding exercisable stock options granted after 2002 to former Treasurer Glenn Josephson and repriced his earlier-granted stock options, for a forfeiture valued at approximately $522,000.17.

(c) Former Manager of Financial Reporting Gail Patton voluntarily agreed to repricing of certain outstanding stock options, for a forfeiture valued at approximately $71,378.38.

(d) In addition, Mr. Dull, Mr. Josephson and Ms. Patton were not, and will not be, permitted to receive any financial assistance from Broadcom to mitigate adverse tax or other consequences relating to the restating of their options.

(4)	Contribution Bar and Judgment Reduction

(a) In accordance with §21D(f)(7) of the Private Securities Litigation Reform Act of 1995, 15 U.S.C. §78u-4(f)(7), each of the Released Persons, by virtue of the Judgment, shall be discharged from all claims for contribution brought by other Persons. The Judgment and bar order included in Exhibit B shall constitute the final discharge of all obligations to the Federal Derivative Plaintiffs, Broadcom shareholders and Broadcom of the Released Persons arising out of, based upon or related to the Federal Derivative Action, except for any discovery obligations the Released Persons may have. The Judgment shall bar all future claims for contribution arising out of, based upon or related to the Released Claims by any Person against the Released Persons, and by the Released Persons against any Person.

(b) In addition to the contribution bar set forth in ¶ V.B(4)(a), any subsequent judgment against any of the Non-Settling Defendants (a “Subsequent Judgment”) shall be reduced by the greater of the Settlement Amount or an amount that corresponds to the total percentage of responsibility of the Settling Defendants and the Settling State Defendants.

(5)	Covenant Not to Execute

The benefit obtained by Broadcom for any Subsequent Judgment shall not include any judgment reduction pursuant to Section V.B.(4)(b) or any amount that Broadcom is required to indemnify the Insurers pursuant to Section 4 of the Insurance Agreement. If Broadcom is legally unable to satisfy its indemnification obligation to the Insurers, the Company shall not execute on any judgment as to which Broadcom is unable to satisfy its indemnity obligations to the Insurers under the Insurance Agreement.

(6)	Stay of Shareholder Litigation Pending the Outcome of Criminal Cases

The Settling Parties fully support and will submit to the Court for entry upon final approval of this Stipulation the proposed orders attached hereto as Exhibits C and D, staying all proceedings and discovery in the Federal Derivative Action and the Class Action, respectively (save for proceedings relating to this Stipulation and the Settlement or any future settlement in either action), until the trials of Henry T. Nicholas III and William J. Ruehle in United States of America v. Henry T. Nicholas, III, et al., Case No. SACR-08-00139-CJC, have been resolved, either through verdict, dismissal or entry of guilty pleas. As set forth in ¶ V.E.(3) below, if stays of all proceedings and discovery in the Federal Derivative Action and the Class Action (save for proceedings relating to this Stipulation and the Settlement or any future settlement in either action) are not entered, Broadcom shall have until five (5) business days from the receipt of a ruling denying either stay, or written notice of such circumstances, to withdraw from the Settlement with the Federal Derivative Plaintiffs and the Insurers, thus terminating the Settlement with the Federal Derivative Plaintiffs and the Insurers as to all Released Persons.

C.	Preliminary Approval, Notice Order and Settlement Hearing

(1) Within ten (10) calendar days of the execution of this Stipulation by all parties hereto, the Settling Parties shall submit the Stipulation together with its Exhibits to the Court and shall apply for entry of an order (the “Notice Order”), substantially in the form of Exhibit A attached hereto, requesting, inter alia, the preliminary approval of the Settlement set forth herein, and approval for the publication of the settlement notices (the “Notice of Proposed Settlement” and the “Summary Notice”), substantially in the forms of Exhibits A-1 and A-2 attached hereto, respectively, which shall include the general terms of the Settlement, and the date of the Settlement Hearing as defined below.

(2) The Settling Parties shall request that after the notices are published, the Court hold a hearing (the “Settlement Hearing”) to consider and determine whether an order approving the Settlement as fair, reasonable and adequate and a Judgment should be entered thereon releasing all claims as discussed below, and that the Court thereafter approve the Settlement. All costs of notice shall be paid by Broadcom.

(3) Upon the Court’s entry of the Judgment, and subject to ¶ V.E.(2) below, the Federal Derivative Plaintiffs and Broadcom, on behalf of themselves and each of their Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims, and any and all derivative claims (including all Unknown Claims) arising out of, based upon or related to the Released Claims or the Settlement or resolution of the Federal Derivative Action, against all of the Released Persons. The Federal Derivative Plaintiffs and Broadcom expressly reserve, retain and do not release any and all claims against any of the Non-Settling Defendants, Nancy Tullos or Ernst & Young LLP. Claims to enforce the terms of this Stipulation are not released.

(4) Upon the Court’s entry of the Judgment, and subject to ¶ V.E.(2) below, the Federal Derivative Plaintiffs and Broadcom, or anyone acting on Broadcom’s behalf, on behalf of themselves and each of their Related Parties will be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims, or any action or other proceeding brought derivatively on behalf of Broadcom against any of the Released Persons arising out of, based upon or related to the Released Claims or the Settlement or resolution of the Federal Derivative Action. This paragraph does not bar or enjoin commencement, institution or prosecution of any claims against any of the Non-Settling Defendants, Nancy Tullos or Ernst & Young LLP. Claims to enforce the terms of this Stipulation are not barred or enjoined.

(5) Upon the Court’s entry of the Judgment, and subject to ¶ V.E.(2) below, and as more specifically provided for in the Judgment attached hereto as Exhibit B, each of the Settling Defendants and their Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Federal Derivative Plaintiffs, Lead Federal Derivative Plaintiffs’ Counsel and all counsel for plaintiffs in the Federal Derivative Action from all claims (including all Unknown Claims) arising out of, based upon or related to the institution, prosecution, assertion, settlement or resolution of the Federal Derivative Action and/or the Released Claims, except for obligations imposed by this Stipulation in connection with the Settlement of the Federal Derivative Action. This Stipulation does not release or purport to release anything on behalf of or against any of the Non-Settling Defendants, Nancy Tullos or Ernst & Young LLP.

(6) Upon the Court’s entry of the Judgment, and subject to ¶ V.E.(2) below, each of the Settling Defendants and their Related Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Broadcom and its Related Parties from all claims (including all Unknown Claims) arising out of, based upon or related to the institution, prosecution, assertion, settlement or resolution of the Federal Derivative Action. Notwithstanding any provision in this Stipulation or the Exhibits hereto, the Settling Defendants and their Related Parties are not releasing, relinquishing or discharging Broadcom and its Related Parties from any claims or causes of action for indemnification and/or advancement of attorneys’ fees and expenses for any matter whatsoever (including, but not limited to, the Federal Derivative Action, the State Derivative Action and the Class Action).

(7) Pending final determination of whether the Settlement should be approved, all proceedings and discovery in the Federal Derivative Action and the Class Action, save for proceedings relating to this Stipulation and the Settlement or any future settlement in either action, shall be stayed.

(8) Pending final determination of whether the Settlement should be approved, neither the Federal Derivative Plaintiffs nor Broadcom shall commence, maintain or prosecute against the Released Persons, or any of them, any action or proceeding in any court or tribunal asserting any of the Released Claims.

D.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

(1) Broadcom agrees to pay $11,500,000 (the “Derivative Fee and Expense Amount”) as attorneys’ fees, expenses and costs of plaintiffs’ counsel in connection with this Settlement and their prosecution of the Federal Derivative Action, subject to Court approval and as provided under this ¶ V.D.

(2) Lead Federal Derivative Plaintiffs’ Counsel shall move for an award in the amount of $11,500,000 for attorneys’ fees, expenses and costs of plaintiffs’ counsel in connection with this Settlement and their prosecution of the Federal Derivative Action.

(3) The Derivative Fee and Expense Amount shall be paid to Lead Federal Derivative Plaintiffs’ Counsel upon this Court’s final approval of this Stipulation (notwithstanding any appeals or potential appeals), as ordered by this Court.

(4) Lead Federal Derivative Plaintiffs’ Counsel will allocate the Derivative Fee and Expense Amount among counsel for plaintiffs in the Federal Derivative Action in a manner that reflects the contributions of such counsel to the prosecution of the Federal Derivative Action. Lead Federal Derivative Plaintiffs’ Counsel shall obtain a signed acknowledgment in the form of Exhibit G attached hereto from each plaintiffs’ counsel to whom an allocation of the Derivative Fee and Expense Amount and payment is made.

(5) In the event that the Effective Date does not occur, or the Judgment is reversed or modified, or the Stipulation is terminated for any reason, and in the event that the Derivative Fee and Expense Amount has been paid to any extent, then each plaintiffs’ counsel who have received any portion of the Derivative Fee and Expense Amount shall, within ten (10) calendar days from Lead Federal Derivative Plaintiffs’ Counsel receiving notice from Broadcom’s counsel or from this Court, refund to Broadcom the amount previously paid to them plus interest thereon at the same rate as earned on the Settlement Fund. Lead Federal Derivative Plaintiffs’ Counsel and each plaintiffs’ counsel’s law firm, as a condition of receiving payment of any portion of the Derivative Fee and Expense Amount, on behalf of itself and each equity partner and/or shareholder of it, shall sign an acknowledgment in the form of Exhibit G attached hereto, thereby agreeing that the law firm and its equity partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this section, and agreeing without limitation that the Court may, upon application of Broadcom on notice to Lead Federal Derivative Plaintiffs’ Counsel and plaintiffs’ counsel who have received any portion of the Derivative Fee and Expense Amount, summarily issue orders, including, but not limited to, judgments and attachment orders, and may make appropriate findings of sanctions or for contempt, against them or any of them should such law firm fail timely to repay fees, expenses and interest earned thereon pursuant to the acknowledgment and this ¶ V.D.(5) of this Stipulation.

(6) The Released Persons shall have no responsibility for, and no liability whatsoever with respect to, any payment to counsel for any plaintiff in the Federal Derivative Action or the State Derivative Action, including any payment from the Derivative Fee and Expense Amount.

(7) The Released Persons shall have no responsibility for, and no liability whatsoever with respect to, the allocation among counsel for any plaintiff in the Federal Derivative Action or the State Derivative Action, and/or any other Person who may assert some claim thereto, of any portion of the Derivative Fee and Expense Amount. Any dispute among plaintiffs’ counsel in the Federal Derivative Action or the State Derivative Actions concerning the allocation of the Derivative Fee and Expense Amount shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the Settlement set forth herein.

E.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

(1) This Stipulation, the Settlement and the Effective Date shall be conditioned on the occurrence of all of the following events:

(a) the Settlement Fund has been disbursed as required and in accordance with ¶ V.B.(1) and the Escrow Agreement;

(b) the Court has entered the Notice Order, as required by ¶ V.C.(1) and the same has been complied with;

(c) the Court has entered the Judgment substantially in the form of Exhibit B attached hereto;

(d) the Judgment has become Final; and

(e) the Court has entered the orders substantially in the form of Exhibits C and D attached hereto, thereby staying all proceedings and discovery in the Federal Derivative Action and the Class Action, save for proceedings relating to this Stipulation and the Settlement or any future settlement in either action.

(2) A condition of this Stipulation is that the Stipulation and Settlement shall be approved by the Court under applicable provisions of federal law. However, if: (a) the Court enters a judgment, but not the Judgment substantially in the form of Exhibit B; or (b) the Court enters the Judgment and appellate review is sought and on such review the Judgment is either materially modified or reversed; or (c) any of the conditions of ¶ V.E.(1)(a)-(d) are not met or satisfied, this Stipulation, including but not limited to the releases provided in ¶¶ V.C.(3)-(6) above, shall be canceled and terminated unless Lead Federal Derivative Plaintiffs’ Counsel and counsel for the SLC (together with counsel for any Settling Defendant who is materially and adversely affected by any change or failure with respect to ¶ V.E.(1)(a)-(d)), within ten (10) business days from the receipt of such ruling or written notice of such circumstances, agree in writing to proceed with this Stipulation and Settlement.

(3) If the conditions of ¶ V.E.(1)(e) are not met or satisfied, Broadcom shall have until five (5) business days from the receipt of a ruling denying either stay, or written notice of such circumstances, to withdraw from the Settlement with the Federal Derivative Plaintiffs and the Insurers, thus terminating the Settlement with the Federal Derivative Plaintiffs and the Insurers as to all Released Persons.

(4) In the event that the Stipulation or Settlement is not approved by the Court or the Settlement set forth in the Stipulation is terminated for any reason, (a) the Derivative Fee and Expense Amount shall be paid to Broadcom in accordance with ¶ V.D.(5) above; and (b) the Settling Parties and the Released Persons shall be restored to their respective positions in the Federal Derivative Action as of August 19, 2009, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Settling Parties or the Released Persons, shall not be deemed or construed to be an admission by any Settling Party or Released Person of any act, matter or proposition and shall not be used in any manner or for any purpose in any subsequent proceeding in the Federal Derivative Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶ V.A.(1)-(22), V.D.(5), V.E.(2)-(4) and V.F.(1)-(5) herein, shall have no further force and effect with respect to the Settling Parties or the Released Persons and shall not be used in the Federal Derivative Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of any attorneys’ fees, costs, expenses and interest awarded by the Court to the Lead Federal Derivative Plaintiffs’ Counsel shall constitute grounds for cancellation or termination of the Stipulation.

F.	Miscellaneous Provisions

(1) The Settling Parties (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

(2) Except as expressly set forth in this Stipulation and the Exhibits hereto, the Settling Parties intend this Settlement to be a final and complete resolution of all disputes between the Federal Derivative Plaintiffs and Broadcom, on the one hand, and the Released Persons, on the other hand, arising out of, based upon or related to the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim or defense. While the Settling Defendants deny that the claims advanced in the Federal Derivative Action are meritorious, the Settling Parties agree and the Judgment will state, that the Federal Derivative Action was filed, prosecuted and defended in good faith and in accordance with the Federal Rules of Civil Procedure as well as applicable California law, including Rule 11 of the Federal Rules of Civil Procedure, and is being settled voluntarily after consultation with competent legal counsel.

(3) Neither the Stipulation nor the Settlement, including any Exhibits attached thereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claims, or of any wrongdoing or liability of the Released Persons or Broadcom; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Released Persons or Broadcom in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. The Released Persons may file or use the Stipulation and/or the Judgment in the Federal Derivative Action, the State Derivative Action or related matters as evidence of the Settlement and its terms, or in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

(4) All agreements made and orders entered during the course of the Federal Derivative Action relating to the confidentiality of information shall survive this Stipulation.

(5) All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

(6) This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

(7) This Stipulation and the Exhibits attached hereto, constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any party concerning the Stipulation, its Exhibits, other than the representations, warranties and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement or understanding pertaining to the Federal Derivative Action.

(8) Except as otherwise provided herein, all parties shall bear their own costs.

(9) Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

(10) Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

(11) The Stipulation may be executed in one or more counterparts. All executed counterparts including facsimile counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court by the Lead Federal Derivative Plaintiffs’ Counsel.

(12) This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy and legal representatives.

(13) Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment.

(14) This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of California without giving effect to that State’s choice of law principles.

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated August 20, 2009.

Dated: August 26, 2009
Respectfully submitted,
By: /s/ Richard M. Heimann
Richard M. Heimann
Richard M. Heimann
Joy A. Kruse
Nancy Chung
Mikaela Bernstein
LIEFF, CABRASER, HEIMANN & BERNSTEIN, LLP
Embarcadero Center West
275 Battery Street, 29th Floor
San Francisco, CA 94111-3339
Telephone: (415) 956-1000
Facsimile: (415) 956-1008
Lead Counsel for Federal Derivative Plaintiffs

Dated: August 25, 2009
By: /s/ Terry W. Bird
Terry W. Bird
Terry W. Bird
Peter J. Shakow
BIRD, MARELLA, BOXER, WOLPERT, NESSIM, DROOKS &
LINCENBERG
1875 Century Park East, 23rd Floor
Los Angeles, California 90067-2561
Telephone: (310) 201-2100
Facsimile: (310) 201-2110
Jeffrey S. Gordon
Robert Barnes
Gina Guerra
KAYE SCHOLER LLP
1999 Avenue of the Stars
Suite 1700
Los Angeles, CA 90067-6048
Telephone: (310) 788-1000
Facsimile: (310) 788-1200
Counsel for the Special Litigation Committee

Dated: August 27, 2009
By: /s/ Daniel P. Lefler
Daniel P. Lefler
Layn R. Phillips
David Siegel
Daniel P. Lefler
Glenn K. Vanzura
IRELL & MANELLA LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, CA 90067-4276
Telephone: (310) 277-1010
Facsimile: (310) 203-7199
Counsel for Nominal Defendant Broadcom Corporation
and Defendants John E. Major, Scott A. McGregor and
Robert E. Switz

Dated: August 24, 2009
By: /s/ Shirli Fabbri Weiss
Shirli Fabbri Weiss
Shirli Fabbri Weiss
Gerard Trippitelli
Noah Katsell
Karen S. Chen
DLA PIPER LLP (US)
401 B Street, Suite 1700
San Diego, CA 92101-4297
Telephone: (619) 699-2700
Facsimile: (619) 699-2701
Counsel for Defendants George L. Farinsky, Alan E.
Ross and Werner F. Wolfen

Dated: August 21, 2009
By: /s/ Seth Aronson
Seth Aronson
Seth Aronson
Amy Longo
Jorge DeNeve
Louise C. Chen
O’MELVENY & MYERS LLP
400 South Hope Street, Suite 1060
Los Angeles, CA 90071-2899
Telephone: (213) 430-6000
Facsimile: (213) 430-6407
Counsel for Defendant David Dull

Dated: August 21, 2009
By: /s/ James N. Kramer
James N. Kramer
James N. Kramer
Carolyn Trinh
Joshua Watts
ORRICK, HERRINGTON & SUTCLIFFE, LLP
The Orrick Building
405 Howard Street
San Francisco, CA 94105-2669
Telephone: (415) 773-5700
Facsimile: (415) 773-5759
Counsel for Defendants Aurelio E. Fernandez

Dated: August 24, 2009
By: /s/ Peter Morris
Peter Morris
Peter Morris
Gregory P. Barbee
SHEPPARD MULLIN RICHTER & HAMPTON LLP
333 South Hope Street, 48th Floor
Los Angeles, CA 90071-1448
Telephone: (213) 620-1780
Facsimile: (213) 620-1398
Counsel for Defendant Bruce E. Kiddoo

Dated: August 21, 2009	By:/s/ Scott J. Poteracki Scott J. Poteracki in pro per

1 As also set forth more fully in Section 2.G of the Insurance Agreement, should Broadcom recover a sum greater than $15,000,000 in the Federal Derivative Action or the State Derivative Action, together, from the Non-Settling Defendants, then Federal Insurance Company shall be repaid $500,000 of its contribution to the Settlement Fund. In this event, the Settlement Amount shall be equal to $117,500,000.